                                                                    EXHIBIT 99.1

                                Preliminary Copy

(LOGO)

THERE ARE TWO WAYS TO VOTE YOUR PROXY.

VOTE BY PHONE -- CALL TOLL FREE -- [1-     -     -     ]

 -- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until [--] (local time) on [--], 2003.

 -- You will be prompted to enter your 3-digit Company Number, 7-digit Control Number (these numbers are located on this card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

 --  Then follow the instructions of the automated program.

 -- YOUR TELEPHONE VOTE AUTHORIZES YOUR SHARES TO BE VOTED IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY.

VOTE BY MAIL

 -- Mark, sign and date your proxy card, and return it in the prepaid envelope we've provided or return it to [--].

           IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.
                           \*/ Please detach here \*/

       THE STRATOS BOARD OF DIRECTORS RECOMMENDS THAT STRATOS SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

1. To approve the issuance of shares of Stratos common    [ ] For         [ ] Against       [ ] Abstain
stock and Stratos preferred stock as contemplated by
the Agreement and Plan of Merger, dated as of July 2,
2003, among Stratos Lightwave, Inc., Sleeping Bear
Merger Corp., a wholly owned subsidiary of Stratos
Lightwave, Inc., and Sterling Holding Company;

2. To elect two Class III directors to hold office for    [ ] For         [ ] Against       [ ] Abstain
three-year terms and until their respective successors
are elected and qualified;

3. To amend the Stratos restated certificate of           [ ] For         [ ] Against       [ ] Abstain
incorporation, as amended, to change the corporate
name to "Stratos International, Inc.";

4. To adopt the Stratos Lightwave, Inc. 2003 Stock        [ ] For         [ ] Against       [ ] Abstain
Plan;

5. To adopt the Stratos Lightwave, Inc. 2003 Employee     [ ] For         [ ] Against       [ ] Abstain
Stock Purchase Plan; and

6. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5. PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Address Change? Mark Box [ ]                                  Date ----------------------------------
Indicate changes below:                                       ---------------------------------------
                                                              Signature(s) in Box
                                                              Please sign exactly as your name(s)
                                                              appear on the proxy. If held in joint
                                                              tenancy, all persons must sign.
                                                              Trustees, administrators, etc., should
                                                              include title and authority.
                                                              Corporations should provide full name
                                                              of corporation and title of authorized
                                                              officer signing the proxy.

                                Preliminary Copy

--------------------------------------------------------------------------------

                            STRATOS LIGHTWAVE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                   [--], 2003

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF STRATOS LIGHTWAVE, INC. (STRATOS) FOR USE AT THE ANNUAL MEETING ON [--], 2003 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS OF THE ANNUAL MEETING.

By signing this proxy, you revoke all prior proxies and appoint James W. McGinley and David A. Slack, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Stratos common stock you held in your account on [--], 2003 at the annual meeting of shareholders of Stratos, and any adjournment or postponement of such meeting, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished with this proxy, subject to the directions indicated on the reverse side of this card or through the telephone proxy procedures.

In their discretion, Mr. McGinley and Mr. Slack also are authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations and at their discretion on any other matters that may properly come before the meeting. If you do not sign and return a proxy, submit a proxy by telephone or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from Stratos prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and a joint proxy statement/prospectus dated [--], 2003.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                                       Company #
                                                                       Control #